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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                             MEDITRUST CORPORATION
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             (Exact name of registrant as specified in its charter)

               Delaware                                   95-3520818
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                          197 First Avenue, Suite 300
                          Needham, Massachusetts 02194
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              (Address of principal executive offices and Zip Code)

    Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                                    Name of each exchange
to be so registered                                    on which each class is
-------------------                                    to be registered
 9% Series A Cumulative Redeemable Preferred           -----------------------
Stock (the "Preferred Stock"), represented by          New York Stock Exchange
depositary shares, each of which represents
1/10 of a share of Preferred Stock (the
"Depositary Shares")


         If the Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered

         The description of the Preferred Stock and the Depositary Shares is incorporated by reference to the Joint Registration Statement on Form S-3 of Meditrust Corporation and Meditrust Operating Company (File Nos. 40055 and 40055-1) as supplemented by the Prospectus Supplement filed pursuant to Rule 424(b).


Item 2.  Exhibits


         All exhibits required by the Instructions to Item 2 will be supplied to the New York Stock Exchange.


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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       MEDITRUST CORPORATION



                                       Date: June 10, 1998
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                                       By:  /s/ Michael S. Benjamin
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                                            Michael S. Benjamin
                                            Senior Vice President